BlackRock Liquidity Funds:
MuniFund


File Number:


CIK Number:


For the Period
Ended:
10/31/2007


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period May 1, 2007 through October 31, 2007.

                     PURCHASES (IN THOUSANDS)
TRANSACTION   FACE         SECURITY                        DUE
   DATE      AMOUNT       DESCRIPTION              RATE    DATE

06/06/07    $10,000    WISCONSIN STATE GO ECN      3.75  07/09/07
07/09/07    $10,000    WISCONSIN STATE GO ECN      3.72  08/14/07
09/04/07    $10,450    WISCONSIN ST                3.90  10/02/07
09/05/07    $9,800     BURKE CNTY GA               3.70  10/03/07
09/05/07    $9,500     UNIVERSITY OF TEXAS SYSTEM  3.68  10/22/07
10/02/07    $10,450    WISCONSIN ST                3.50  12/04/07
10/22/07    $10,000    UNIVERSITY OF TEXAS SYSTEM  3.45  12/03/07

                     SALES (IN THOUSANDS)
TRANSACTION FACE           SECURITY                        DUE
DATE        AMOUNT        DESCRIPTION              RATE    DATE

09/05/07    $5,610        MET PIER AND EXPO      4.07   06/15/33
                          PZ 44